SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 16, 2001    (November 15, 2001)

                     First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Avenue, Waco, Texas	76701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (254) 757-2424

                                            N/A

Item 5. Other Events and Regulation FD Disclosure

Change in Number of Directors

     Pursuant to the Bylaws of First Financial Corporation ("the Company"), the number of its directors "shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than three nor more than ten directors." On November 15, 2001, the Board resolved to increase the number of its directors from eight (8) to nine (9). Immediately prior to November 15, 2001, the Company had seven (7) directors and one (1) unfilled position, as more fully explained in the Form 8-K filed on behalf of the Company on November 8, 2001.

Change in Directors

     On November 15, 2001, the Board also elected Mary Hyden Mann Hunter and Raymond Parker as directors, thereby filling all nine (9) directors' positions.

     The information herein is reported because the Company deems it of importance to security holders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL CORPORATION
(Registrant)

Date	11/16/01	By: /s/ David W. Mann
David W. Mann, President